Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Strong Second Quarter 2010 Core Earnings,

Completes Merger with First Keystone Financial, Inc.

BRYN MAWR, Pa., July 22, 2010 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced that the Corporation earned second quarter 2010 diluted earnings per share of $0.25 and net income of $2.4 million, which includes $637 thousand of pre-tax merger related expenses. For the same period last year, the Corporation reported diluted earnings per share of $0.28 and net income of $2.4 million.

For the six months ended June 30, 2010, the Corporation earned diluted earnings per share of $0.50 and net income of $4.6 million, which includes $985 thousand of pre-tax merger related expenses. For the same period last year, the Corporation reported diluted earnings per share and net income of $0.58 and $5.1 million, respectively.

Ted Peters, Chairman and Chief Executive Officer, stated, “The second quarter of 2010 was eventful as we raised approximately $25 million in new common equity and began the steps that will be necessary to fully integrate First Keystone Financial, Inc. into our organization. The legal close of the merger was completed on July 1, 2010, resulting in our bank holding company having approximately $1.7 billion of banking assets, $3.1 billion of wealth assets under management, and 17 full-service branch locations firmly establishing Bryn Mawr Trust as the foremost community bank in the Philadelphia region.”

Mr. Peters added, “Despite the First Keystone merger related expenses incurred to date and some isolated problem credit costs, our earnings continue to be strong. We are very pleased with where we are at this stage of the recovery from the recession.”

SIGNIFICANT ITEMS OF NOTE

•

Wealth Management Division assets under management, administration, supervision and brokerage at June 30, 2010 were $3.1 billion, up approximately $229 million or 8.0% from the fourth quarter of 2009, and up approximately $836 million or 36.9% from June 30, 2009 due to the success of new initiatives within this division and improvements in the financial markets.

•

Revenue from the Wealth Management Division for the second quarter of 2010 was $3.9 million, up 8.4% from fourth quarter 2009 revenue of $3.6 million and up 7.7% from second quarter 2009 revenue of $3.6 million.

•

Deposit levels were $953.5 million at June 30, 2010, an increase of $15.6 million or 1.7% from December 31, 2009. Deposit levels increased $59.5 million or 6.7% from June 30, 2009 as new core transaction account openings remained strong.

•

June 30, 2010 portfolio loan and lease balances of $899.3 million increased $13.6 million or 1.5% compared to $885.7 million at December 31, 2009, led primarily by a $13.6 million or 5.1% increase in commercial mortgages. Partially offsetting this increase was a decline in residential mortgages of $2.6 million or 2.4% and the continued planned decline in the lease portfolio of $7.0 million or 14.8% as compared to December 31, 2009.

•

The tax equivalent net interest margin was 3.80% for the second quarter of 2010, down 26 basis points from the first quarter of 2010 due to the sale of investment securities that resulted in gains of approximately $1.5 million in the first quarter of 2010, the reversal of interest on certain non-performing loans, essentially flat loan growth and the low current interest rate environment.

•	Tax equivalent net interest income for the second quarter of 2010 was $11.2 million, in line with the first quarter of 2010 and up 1.3% from the fourth quarter of 2009.

•

The Corporation’s investment portfolio had a fair market value of $254.9 million at June 30, 2010 compared to $208.2 million at December 31, 2009 and $158.8 million at June 30, 2009 due largely to higher invested cash balances from the strong growth in deposits.

•

Revenue from the sale of residential mortgage loans for the quarter ended June 30, 2010 was $606 thousand, higher than the production in the first quarter of 2010, but lower than the quarterly average during the refinancing surge of 2009.

•

At June 30, 2010, the allowance for loan and lease losses of $9.8 million was 1.09% of portfolio loans and leases compared with $10.4 million or 1.18% at both December 31, 2009 and June 30, 2009. The decrease in the reserve as a percentage of portfolio loans and leases is mainly attributable to loans that were specifically reserved for at December 31, 2009 which were charged-off during the first six months of 2010.

•

Trends within the leasing portfolio have shown continued improvement as net charge-offs have decreased on a quarterly basis. The leasing portfolio had second quarter 2010 net charge-offs of $509 thousand compared to $545 thousand during the first quarter of 2010 and $764 thousand during the fourth quarter of 2009.

•

Non-performing loans and leases were 111 basis points of total portfolio loans and leases at June 30, 2010. The level of non-performing loans and leases increased in the second quarter due to one large commercial relationship the Corporation has been monitoring which accounted for 64 basis points of total non-performing loans and leases.

•

During the second quarter of 2010, the Corporation foreclosed on a $595 thousand construction loan which was secured by two newly constructed homes and a $1.4 million commercial loan secured by a restaurant and hotel. The properties were classified as other real estate owned (“OREO”) as of June 30, 2010. The Corporation has a signed agreement of sale for one of the constructed homes with a planned settlement date during August 2010.

•

Non-interest expense increased 1.7% in the second quarter of 2010 compared to the first quarter of 2010 primarily due to an increase in merger related expenses and higher mortgage servicing rights impairment.

•

At June 30, 2010, the Corporation had unused borrowing capacity of $300 million at the Federal Home Loan Bank of Pittsburgh, $66 million at the Federal Reserve and $75 million of Fed Funds lines. Additionally, liquidity remained strong with approximately $25 million of cash balances at the Federal Reserve and $18 million in other interest-bearing accounts at June 30, 2010.

Regulatory Capital Ratios:

	6/30/2010	12/31/2009	6/30/2009

Bryn Mawr Trust Company
Tier I Capital to Risk Weighted Assets (RWA)	10.72%	9.06%	8.71%
Total (Tier II) Capital to RWA	13.73%	12.20%	11.89%
Tier I Leverage Ratio	9.29%	8.03%	7.72%

Bryn Mawr Bank Corporation
Tier I Capital to Risk Weighted Assets (RWA)	11.50%	9.41%	9.27%
Total (Tier II) Capital to RWA	14.50%	12.53%	12.43%
Tier I Leverage Ratio	9.98%	8.35%	8.22%
Tangible Common Equity Ratio	9.30%	7.51%	7.43%

On May 18, 2010, the Corporation announced it had completed the registration and sale of 1,548,167 shares of common stock, par value $1.00, at a price of $17.00 per share under the Corporation’s existing shelf registration. The Corporation received net proceeds of approximately $25 million after deducting placement agents’ fees and other offering expenses, which the Corporation expects to use for working capital and general corporate purposes such as for regulatory capital purposes, funding asset growth and financing possible mergers or acquisitions. See the Corporation’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 19, 2010 for additional information.

On July 1, 2010, the previously announced merger (“Merger”) of First Keystone Financial, Inc. (“FKF”) with and into the Corporation, and the two step merger of First Keystone Bank with and into the Bank, as contemplated by the Agreement and Plan of Merger, by and between FKF and the Corporation, dated as of November 3, 2009 (the “Merger Agreement”), were completed. In accordance with the Merger Agreement, the aggregate consideration paid to FKF shareholders consisted of approximately $4.8 million and approximately 1.6 million shares valued at $27.4 million. Shareholders of FKF received 0.6973 shares of the Corporation’s common stock plus $2.06 per share cash consideration for each share of FKF common stock they owned as of the effective date of the Merger. The results of FKF’s operations will be included in the Corporation’s Consolidated Statement of Income and Consolidated Balance Sheet beginning on July 1, 2010, the date of the acquisition. See the Corporation’s Form 8-K filed with the SEC on July 1, 2010 for additional information regarding the Merger.

DIVIDEND DECLARED

On July 16, 2010, the Corporation’s Board of Directors declared a quarterly dividend of $0.14 per share, payable September 1, 2010 to shareholders of record as of August 2, 2010.

The Corporation will hold an earnings conference call at 8:30 a.m. EDT on Friday, July 23, 2010. Interested parties may participate by calling 800-860-2442, conference #441790, at 8:30 a.m. EDT. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through August 9, 2010. The number to call for the taped replay is 877-344-7529 and the Replay Passcode is 441790.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within two hours of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; whether or not we will be able to successfully integrate First Keystone Bank with the Bank; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisition via the merger of First Keystone Financial, Inc. and First Keystone Bank; and other factors as described in our securities filings. All forward-looking statements and information made herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

June 30, 2010

(unaudited)

	For The Three Months Ended
	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009

Interest income	$13,824	$13,894	$14,191	$14,186	$14,222
Interest expense	2,773	2,777	3,266	3,856	4,310

Net interest income	11,051	11,117	10,925	10,330	9,912
Provision for loan and lease losses	994	3,113	1,302	2,305	1,686

Net interest income after provision for loan and lease losses	10,057	8,004	9,623	8,025	8,226

Fees for wealth management services	3,898	3,831	3,597	3,457	3,620
Loan servicing and late fees	380	381	386	367	343
Service charges on deposits	489	501	504	493	491
Net gain on sale of residential mortgage loans	606	525	859	760	2,516
Net gain on sale of investments	—	1,544	603	848	—
Net gain on trading investment	—	—	15	161	79
Other operating income	517	529	577	557	752

Non-interest income	5,890	7,311	6,541	6,643	7,801

Salaries and wages	5,345	5,287	5,848	5,322	5,626
Employee benefits	1,364	1,558	1,253	1,281	1,462
Occupancy and bank premises	901	984	911	893	906
Furniture fixtures and equipment	557	595	575	634	612
Advertising	256	262	310	196	346
Impairment / (recovery) of mortgage servicing rights	177	41	(175)	(51)	(115)
Amortization of mortgage servicing rights	210	199	216	186	256
Intangible asset amortization	77	77	77	77	77
FDIC insurance	299	314	290	265	357
FDIC insurance special assessment	—	—	—	—	540
Merger related expense	637	347	531	85	—
Net loss on sale of OREO	—	152	—	—	—
Professional fees	459	619	702	419	494
Other expenses	1,821	1,470	1,560	1,382	1,726

Non-interest expense	12,103	11,905	12,098	10,689	12,287

Income before income taxes	3,844	3,410	4,066	3,979	3,740
Income tax expense	1,438	1,187	1,429	1,360	1,291

Net income	$2,406	$2,223	$2,637	$2,619	$2,449

Per share data:
Weighted average shares outstanding	9,740,089	8,893,997	8,794,602	8,782,632	8,745,708
Dilutive potential common shares	12,476	11,017	9,112	17,664	21,601

Adjusted weighted average dilutive shares	9,752,565	8,905,014	8,803,714	8,800,296	8,767,309

Basic earnings per common share	$0.25	$0.25	$0.30	$0.30	$0.28

Diluted earnings per common share	$0.25	$0.25	$0.30	$0.30	$0.28

Dividend declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

Effective tax rate	37.4%	34.8%	35.1%	34.2%	34.5%

Net interest margin	3.80%	4.06%	3.85%	3.72%	3.59%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

June 30, 2010

(unaudited)

	For The Six Months Ended
	June 30, 2010	June 30, 2009

Interest income	$27,718	$28,515
Interest expense	5,550	8,977

Net interest income	22,168	19,538
Provision for loan and lease losses	4,107	3,277

Net interest income after provision for loan and lease losses	18,061	16,261

Fees for wealth management services	7,729	7,124
Loan servicing and late fees	761	634
Service charges on deposits	990	954
Net gain on sale of residential mortgage loans	1,131	4,393
Net gain on sale of investments	1,544	472
Net gain on trading investment	—	79
Other operating income	1,046	1,630

Non-interest income	13,201	15,286

Salaries and wages	10,632	11,105
Employee benefits	2,922	3,044
Occupancy and bank premises	1,885	1,833
Furniture fixtures and equipment	1,152	1,198
Advertising	518	578
Impairment/(recovery) of mortgage servicing rights	218	89
Amortization of mortgage servicing rights	409	451
Intangible asset amortization	154	154
FDIC insurance	613	679
FDIC insurance - special assessment	—	540
Merger related expense	985	—
Net loss on sale of OREO	152	—
Professional fees	1,078	887
Other expenses	3,290	3,197

Non-interest expense	24,008	23,755

Income before income taxes	7,254	7,792
Income tax expense	2,625	2,711

Net income	$4,629	$5,081

Per share data:
Weighted average shares outstanding	9,319,380	8,674,453
Dilutive potential common shares	11,747	20,050

Adjusted weighted average shares	9,331,127	8,694,503

Basic earnings per common share	$0.50	$0.59

Diluted earnings per common share	$0.50	$0.58

Dividend declared per share	$0.28	$0.28

Effective tax rate	36.2%	34.8%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

June 30, 2010

(unaudited)

For the period end:	2010 2Q	2010 1Q	2009 4Q	2009 3Q	2009 2Q
Asset Quality Data

Nonaccrual loans and leases	$9,072	$5,880	$6,246	$5,921	$2,913
90 + days past due loans - still accruing	892	1,015	668	1,013	746

Nonperforming loans and leases	9,964	6,895	6,914	6,934	3,659
Other non-performing assets	1,970	—	1,025	1,521	1,897

Nonperforming assets	$11,934	$6,895	$7,939	$8,455	$5,556

Nonperforming loans and leases / portfolio loans	1.11%	0.77%	0.78%	0.78%	0.41%
Nonperforming assets / assets	0.94%	0.56%	0.64%	0.71%	0.47%

Net loan and lease charge-offs (annualized)/ average loans	0.40%	1.70%	0.53%	1.08%	0.64%

Delinquency rate - loans and leases	1.37%	1.10%	1.10%	1.23%	0.81%

Delinquent loans and leases - excluding non-performing	$2,481	$2,917	$2,678	$3,977	$3,360

Delinquency rate - loans and leases excluding non-performing	0.28%	0.33%	0.30%	0.45%	0.38%

TDR’s excluded from non-performing loans and leases	$1,985	$3,894	$1,622	$1,462	$1,562

Changes in the Allowance for loan and lease losses

Balance, beginning of period	$9,740	$10,424	$10,299	$10,389	$10,137

Charge-offs	(1,071)	(3,946)	(1,385)	(2,581)	(1,546)

Recoveries	178	149	208	186	112

Net (charge-offs) / recoveries	(893)	(3,797)	(1,177)	(2,395)	(1,434)

Provision for loan and lease losses	994	3,113	1,302	2,305	1,686

Balance, end of period	$9,841	$9,740	$10,424	$10,299	$10,389

Allowance for loan and lease losses / loans and lease	1.09%	1.09%	1.18%	1.16%	1.18%
Allowance for loan and lease losses / nonperforming loans and leases	98.8%	141.3%	150.8%	148.5%	283.9%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

June 30, 2010

(unaudited)

For the period and period end:	2010 2Q	2010 1Q	2009 4Q	2009 3Q	2009 2Q
Selected ratios (annualized):

Return on average assets	0.77%	0.76%	0.87%	0.89%	0.83%
Return on average shareholders’ equity	8.11%	8.59%	10.22%	10.39%	10.11%
Yield on loans and leases*	5.72%	5.76%	5.75%	5.79%	5.84%
Yield on interest earning assets*	4.74%	5.06%	4.99%	5.09%	5.13%
Cost of interest bearing funds	1.22%	1.28%	1.45%	1.73%	1.94%
Net interest margin*	3.80%	4.06%	3.85%	3.72%	3.59%
Book value per share	$12.24	$11.86	$11.72	$11.62	$11.33
Tangible book value per share	$11.15	$10.56	$10.40	$10.44	$10.15
Period end shares outstanding	10,550,619	8,958,970	8,866,420	8,783,130	8,781,079

Selected data:

Mortgage loans originated	$28,265	$24,346	$34,975	$35,025	$125,090
Mortgage loans sold - servicing retained	$17,358	$18,737	$31,503	$29,577	$112,608
Mortgage loans sold - servicing released	$3,370	$1,747	$1,335	$3,474	$188
Mortgage loans serviced for others	$519,153	$520,023	$514,875	$499,503	$490,202

Total Wealth assets under management / administration / supervision / brokerage (1)	$3,100,162	$3,109,574	$2,871,143	$2,710,867	$2,264,029

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

June 30, 2010

(unaudited)

	2010 Year-to-date	2009 Year-to-date
Selected ratios (annualized):

Return on average assets	0.76%	0.88%
Return on average shareholders’ equity	8.33%	10.81%
Yield on loans and leases*	5.74%	5.85%
Yield on interest earning assets*	4.90%	5.25%
Cost of interest bearing funds	1.25%	2.04%
Net interest margin*	3.93%	3.60%

Selected data:

Mortgage loans originated	$52,611	$221,613
Mortgage loans sold - servicing retained	$36,095	$205,679
Mortgage loans sold - servicing released	$5,117	$1,413

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.

Investment Portfolio ($’s in thousands)	As of June 30, 2010			As of December 31, 2009			As of June 30, 2009
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Unrealized Gain / (Loss)
Short term bond fund	—	—	—	—	—	—	5,105	5,105	—

Total Trading Securities	—	—	—	—	—	—	5,105	5,105	—

U. S. treasury obligations	$5,013	$5,148	$135	$—	$—	$—	$—	$—	$—
U. S. government agency securities	167,455	168,440	985	85,462	85,061	(401)	40,147	40,315	168
State, county & municipal securities	25,978	26,316	338	24,859	25,024	165	17,937	17,815	(122)
FNMA/FHLMC mortgage backed securities	11,665	12,098	433	49,318	50,952	1,634	63,497	65,174	1,677
GNMA mortgage backed securities	2,490	2,513	23	8,607	8,718	111	11,539	11,621	82
Foreign debt securities	1,250	1,250	—	1,500	1,499	(1)	1,450	1,450	—
Bond - mutual funds	38,584	39,123	539	36,943	36,970	27	—	—	—
Corporate bonds	—	—	—	—	—	—	17,340	17,363	23

Total Available for Sale Securities	$252,435	$254,888	$2,453	$206,689	$208,224	$1,535	$151,910	$153,738	$1,828

Total Investment Portfolio	$252,435	$254,888	$2,453	$206,689	$208,224	$1,535	$157,015	$158,843	$1,828

Capital Ratios

	Regulatory Minimum To Be Well Capitalized	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009

Bryn Mawr Trust Company Consolidated

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	10.72%	9.32%	9.06%	8.91%	8.71%
Total (Tier II) Capital to RWA	10.00%	13.73%	12.41%	12.20%	12.06%	11.89%
Tier I Leverage Ratio	5.00%	9.29%	8.28%	8.03%	7.98%	7.72%

Bryn Mawr Bank Corporation

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.50%	9.70%	9.41%	9.36%	9.27%
Total (Tier II) Capital to RWA	10.00%	14.50%	12.78%	12.53%	12.49%	12.43%
Tier I Leverage Ratio	5.00%	9.98%	8.63%	8.35%	8.39%	8.22%
Tangible Common Equity Ratio		9.30%	7.82%	7.51%	7.74%	7.43%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

June 30, 2010

(unaudited)

Balance Sheet
For the period ended:	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009
Assets

Interest bearing deposits with banks	$43,943	$71,680	$58,472	$48,351	$51,455
Fed funds sold	—	—	—	—	—
Money market funds	85	402	9,175	18,140	38,252

Trading securities	—	—	—	5,316	5,105
Investment securities - AFS	254,888	173,816	208,224	168,754	153,738

Total investment securities	254,888	173,816	208,224	174,070	158,843

Loans held for sale	4,254	2,214	3,007	4,133	6,837

Portfolio loans:
Consumer	12,272	12,059	12,717	11,412	10,603
Commercial & industrial	235,080	234,300	233,288	237,340	224,355
Commercial mortgages	278,614	275,068	265,023	256,293	257,246
Construction	43,787	41,506	38,444	37,221	40,829
Residential mortgages	108,009	110,412	110,653	118,098	120,475
Home equity lines & loans	180,826	175,748	177,863	174,273	168,592
Leases	40,702	44,007	47,751	51,842	55,538

Total portfolio loans and leases	899,290	893,100	885,739	886,479	877,638

Earning assets	1,202,460	1,141,212	1,164,617	1,131,173	1,133,025

Cash and due from banks	9,693	17,995	11,670	9,381	11,260
Allowance for loan and lease losses	(9,841)	(9,740)	(10,424)	(10,299)	(10,389)
Intangible assets	11,568	11,645	11,722	10,322	10,399
FHLB stock	7,916	7,916	7,916	7,916	7,916
Other assets	53,976	52,183	53,320	47,032	47,330

Total assets	$1,275,772	$1,221,211	$1,238,821	$1,195,525	$1,199,541

Liabilities and shareholders’ equity

Interest-bearing checking	$149,762	$143,735	$151,432	$128,551	$132,531
Money market	261,578	244,747	229,836	209,574	172,850
Savings	98,760	103,233	101,719	98,189	98,545
IND / IDC deposits	63,260	47,687	52,174	54,104	20,625
Wholesale deposits	33,421	43,352	36,118	64,679	88,119
Time deposits	141,803	136,927	153,705	176,388	200,174

Interest-bearing deposits	748,584	719,681	724,984	731,485	712,844

Non-interest bearing deposits	204,898	194,697	212,903	167,991	181,153

Total deposits	953,482	914,378	937,887	899,476	893,997

Subordinated debt	22,500	22,500	22,500	22,500	22,500
Borrowed funds	139,640	142,244	144,826	147,386	149,925
Mortgage payable	2,031	2,046	2,062	2,076	2,090
Other liabilities	28,930	33,772	27,610	22,040	31,539
Shareholders’ equity	129,189	106,271	103,936	102,047	99,490

Total liabilities and shareholders’ equity	$1,275,772	$1,221,211	$1,238,821	$1,195,525	$1,199,541

Balance Sheet (average)
	2010 2Q	2010 1Q	2009 4Q	2009 3Q	2009 2Q
Assets

Interest bearing deposits with banks	$60,317	$27,300	$52,958	$33,560	$23,588
Fed funds sold	—	—	—	—	—
Money market funds	248	1,426	14,334	28,877	70,933
Trading securities	—	—	1,502	5,189	2,436
Investment securities	223,901	200,482	182,925	160,365	128,528
Loans held for sale	3,107	2,975	4,441	5,307	6,219
Portfolio loans and leases	894,657	892,184	882,956	881,519	886,180

Earning assets	1,182,230	1,124,367	1,139,116	1,114,817	1,117,884

Cash and due from banks	9,971	10,627	11,713	11,191	10,386
Allowance for loan and lease losses	(9,904)	(10,620)	(10,557)	(10,529)	(10,242)
Bank owned life insurance	—	—	—	—	—
Intangible assets	11,613	11,690	10,305	10,367	10,443
Other assets	58,584	57,495	53,825	53,617	53,924

Total assets	$1,252,494	$1,193,559	$1,204,402	$1,179,463	$1,182,395

Liabilities and shareholders’ equity

Interest-bearing checking	$150,604	$143,935	$139,494	$132,436	$138,904
Money market	253,425	240,542	218,691	189,768	171,378
Savings	101,444	99,925	93,687	94,778	85,035
IND / IDC deposits	65,576	42,030	53,617	27,790	25,057
Wholesale deposits	36,387	43,026	56,447	74,347	99,371
Time deposits	142,552	139,959	162,300	192,275	198,221

Interest-bearing deposits	749,988	709,417	724,236	711,394	717,966

Non-interest bearing deposits	193,118	189,314	185,133	172,257	171,918

Total deposits	943,106	898,731	909,369	883,651	889,884

Subordinated debt	22,500	22,500	22,500	22,500	20,934
Borrowed funds	140,836	143,939	145,994	148,632	151,109
Mortgage payable	2,040	2,056	2,070	2,085	1,614
Other liabilities	24,982	21,315	22,150	22,602	21,714
Shareholders’ equity	119,030	105,018	102,319	99,993	97,140

Total liabilities and shareholders’ equity	$1,252,494	$1,193,559	$1,204,402	$1,179,463	$1,182,395

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

June 30, 2010

(unaudited)

Balance Sheet (average)
	2010 Year-to-date	2009 Year-to-date
Assets

Interest bearing deposits with banks	$43,900	$26,495
Fed funds sold	—	1,105
Money market funds	834	56,001
Trading securities	—	—
Investment securities	212,257	119,751
Loans held for sale	3,041	6,348
Portfolio loans and leases	893,428	891,667

Earning assets	1,153,460	1,101,367

Cash and due from	10,297	11,042
Allowance for loan and lease losses	(10,260)	(10,297)
Intangible assets	11,651	10,421
Bank owned life insurance	—	—
FHLB stock	7,916	7,916
Other assets	50,126	48,420

Total assets	$1,223,190	$1,168,869

Liabilities and shareholders’ equity

Interest-bearing checking	$147,288	$136,443
Money market	247,019	165,906
Savings	100,689	79,841
IND / IDC deposits	53,868	27,161
Wholesale deposits	39,688	101,454
Time deposits	141,263	203,065

Interest-bearing deposits	729,815	713,870

Non-interest bearing deposits	191,226	166,140

Total deposits	921,041	880,010

Subordinated debt	22,500	17,983
Borrowed funds	142,378	152,604
Mortgage payable	2,048	811
Other liabilities	23,160	22,631
Shareholders’ equity	112,063	94,830

Total liabilities and shareholders’ equity	$1,223,190	$1,168,869

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

	2nd Quarter 2010			1st Quarter 2010			4th Quarter 2009			3rd Quarter 2009			2nd Quarter 2009
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$60,317	$37	0.25%	$27,300	$14	0.21%	$52,958	$30	0.22%	$33,560	$14	0.17%	$23,588	$12	0.20%
Federal funds sold	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Money market funds	248	—%		1,426	1	0.28%	14,334	9	0.25%	28,877	26	0.36%	70,933	80	0.45%
Investment securities available for sale:
Taxable	199,106	867	1.75%	175,632	1,021	2.36%	159,015	1,144	2.85%	144,073	1,079	2.97%	116,968	1,058	3.63%
Tax-exempt	24,796	271	4.38%	24,850	278	4.54%	25,412	278	4.34%	21,481	236	4.36%	13,996	155	4.44%

Investment securities available for sale	223,902	1,138	2.04%	200,482	1,299	2.63%	184,427	1,422	3.06%	165,554	1,315	3.15%	130,964	1,213	3.72%

Loans and leases *	897,764	12,801	5.72%	895,159	12,724	5.76%	887,397	12,860	5.75%	886,826	12,943	5.79%	892,399	12,999	5.84%

Total interest earning assets	1,182,231	13,976	4.74%	1,124,367	14,038	5.06%	1,139,116	14,321	4.99%	1,114,817	14,298	5.09%	1,117,884	14,304	5.13%

Cash and due from banks	9,971			10,627			11,713			11,191			10,386
Less allowance for loan and lease losses	(9,904)			(10,620)			(10,557)			(10,529)			(10,242)
Other assets	70,196			69,185			64,130			63,984			64,367

Total assets	$1,252,494			$1,193,559			$1,204,402			$1,179,463			$1,182,395

Liabilities:

Savings, NOW and market rate deposits	$505,473	$666	0.53%	$484,402	$656	0.55%	$451,873	$752	0.66%	$416,982	$729	0.69%	$395,317	$798	0.81%
IND / IDC deposits	65,576	79	0.48%	42,030	51	0.49%	53,617	60	0.44%	27,790	37	0.53%	25,057	24	0.38%
Wholesale deposits	36,387	162	1.79%	43,026	185	1.74%	56,446	278	1.95%	74,347	428	2.28%	99,371	592	2.39%
Time deposits	142,552	458	1.29%	139,959	454	1.32%	162,300	681	1.66%	192,275	1,094	2.26%	198,221	1,316	2.66%

Total interest-bearing deposits	749,988	1,365	0.73%	709,417	1,346	0.77%	724,236	1,771	0.97%	711,394	2,288	1.28%	717,966	2,730	1.53%

Subordinated debt	22,500	280	4.99%	22,500	273	4.92%	22,500	282	4.97%	22,500	299	5.27%	20,934	306	5.86%
Mortgage payable	2,040	29	5.70%	2,056	28	5.52%	2,070	29	5.56%	2,085	30	5.71%	1,614	23	5.72%
Borrowed funds	140,836	1,099	3.13%	143,939	1,130	3.18%	145,995	1,184	3.22%	148,632	1,239	3.31%	151,109	1,251	3.32%

Total interest-bearing liabilities	915,364	2,773	1.22%	877,912	2,777	1.28%	894,801	3,266	1.45%	884,611	3,856	1.73%	891,623	4,310	1.94%

Noninterest-bearing deposits	193,118			189,314			185,133			172,257			171,918
Other liabilities	24,982			21,315			22,149			22,602			21,714

Total noninterest-bearing liabilities	218,100			210,629			207,282			194,859			193,632

Total liabilities	1,133,464			1,088,541			1,102,083			1,079,470			1,085,255

Shareholders’ equity	119,030			105,018			102,319			99,993			97,140

Total liabilities and shareholders’ equity	$1,252,494			$1,193,559			$1,204,402			$1,179,463			$1,182,395

Interest income to earning assets			4.74%			5.06%			4.99%			5.09%			5.13%

Net interest spread			3.52%			3.78%			3.54%			3.36%			3.19%
Effect of noninterest-bearing sources			0.28%			0.28%			0.31%			0.36%			0.40%

Net interest income/ margin on earning assets		$11,203	3.80%		$11,261	4.06%		$11,055	3.85%		$10,442	3.72%		$9,994	3.59%

Tax equivalent adjustment		$152	0.05%		$144	0.05%		$130	0.04%		$112	0.02%		$82	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

For the Six months ended June 30,

	2010			2009
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$43,900	$51	0.23%	$26,495	$29	0.22%
Federal funds sold	—	—%		1,105	1	0.18%
Money market funds	834	1	0.24%	56,001	162	0.58%
Investment securities available for sale:
Taxable	187,434	1,889	2.03%	107,656	2,174	4.07%
Tax-exempt	24,823	548	4.45%	12,095	261	4.35%

Investment securities available for sale	212,257	2,437	2.32%	119,751	2,435	4.10%

Loans and leases *	896,469	25,525	5.74%	898,015	26,034	5.85%

Total interest earning assets	1,153,460	28,014	4.90%	1,101,367	28,661	5.25%

Cash and due from banks	10,297			11,042
Less allowance for loan and lease losses	(10,260)			(10,297)
Other assets	69,693			66,757

Total assets	$1,223,190			$1,168,869

Liabilities:

Savings, NOW and market rate deposits	$494,996	$1,323	0.54%	$382,190	$1,614	0.85%
IND / IDC deposits	53,868	130	0.49%	27,161	51	0.38%
Wholesale deposits	39,688	347	1.76%	101,454	1,378	2.74%
Time deposits	141,263	911	1.30%	203,065	2,869	2.85%

Total interest-bearing deposits	729,815	2,711	0.75%	713,870	5,912	1.67%

Subordinated debt	22,500	553	4.96%	17,983	527	5.91%
Mortgage payable	2,048	57	5.61%	811	23	5.72
Borrowed funds	142,378	2,229	3.16%	152,604	2,515	3.32%

Total interest-bearing liabilities	896,741	5,550	1.25%	885,268	8,977	2.04%

Noninterest-bearing deposits	191,226			166,140
Other liabilities	23,160			22,631

Total noninterest-bearing liabilities	214,386			188,771

Total liabilities	1,111,127			1,074,039

Shareholders’ equity	112,063			94,830

Total liabilities and shareholders’ equity	$1,223,190			$1,168,869

Interest income to earning assets			4.90%			5.25%

Net interest spread			3.65%			3.21%
Effect of noninterest-bearing sources			0.28%			0.39%

Net interest income/ margin on earning assets		$22,464	3.93%		$19,684	3.60%

Tax equivalent adjustment		$296	0.05%		$267	0.03%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.